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                                                                   EXHIBIT 10.28


                                    CONTRACT

[This is an English translation of a contract originally executed in French.]

The Company, DMDS, Ltd., which headquarters are established 9831 Deurle, Xavier
De Cocklaan 68/4, Belgium, is represented by Mr. Guy DeVreese, designated hereafter D.M.D.S.

And

The Company, DDM SARL, Which headquarters are established at 78460 Choisel, 24
Route de la Magnarnerie, France designated hereafter DDM.

It has been stated as follows:

This Contract deals with the manufacturing as well as the distribution of dental cameras comprising a wireless handpiece. The term of "camera" utilized in this contract designates only this product. The technical data relative to these cameras are resumed in the attached document in the Appendix. This
Appendix is an integral part of the contract.

Provision 1: Right of Distribution

Per the present Contract, DDM grants, by exclusive title to D.M.D.S., which accepts the right to buy and to distribute the wireless cameras that DDM develops and manufactures.

DDM cannot sell or distribute these cameras to any third party either distributor or user except on the French market.

This Contract is concluded without limit in time and is valid worldwide (except for the French market).

Provision 2: Royalties

As compensation, D.M.D.S. will pay [*] for each camera sold with a minimum of [*] for the first year, which corresponds to the manufacture of 2,000 (two thousand) cameras.

The amounts due will be billed by DDM at the delivery time of the cameras.

D.M.D.S. will pay the amounts of these bills.

DDM will not receive royalties on the products sold by its commercial network.

*CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE
 SECURITIES AND EXCHANGE COMMISSION


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Provision 3: Production Cost

The direct product cost (including salary costs) relative to the manufacture of the cameras will be charged to D.M.D.S.

The exact amount of these costs will be transmitted by DDM to D.M.D.S., which is engaged in the payment of these costs, at the presentation of the bill when the cameras are delivered and not any supplementary cost will be charged to D.M.D.S.

The parts necessary to the manufacture of these cameras will be administered and purchased by DDM and billed to D.M.D.S. "au franc le franc", with payment terms identical to those which DDM gets from its vendors.

Provision 4: Amortization

Not included in the production costs are all the indirect costs such as investment connected to the production plant (machinery). This stays at the charge of DDM.

The shipping cost of the parts necessary to the manufacture will be at the charge of DDM.

Provision 5: Transfer of Production

It is agreed between the parties that there is a possibility that DMDS will be in charge of the production of the wireless cameras for the North American market. If D.M.D.S. chooses this option, DDM promises to collaborate with D.M.D.S. (meaning to provide the documentation, the manufacturing instructions, the existing information relating to the production of the wireless cameras), so that D.M.D.S. could continue the production of these cameras.

For this doing, D.M.D.S. must inform, by all means agree by the parties, the company DDM, at least three months in advance.

However, the royalties will continue to be paid to DDM by D.M.D.S.

Provision 6: Nullity

The nullity of one clause (or provision) will not be of nature to annul the entire contract. In such hypothesis, the parties are engaged to negotiate in good faith for the conclusion of a new clause replacing the void clause.


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Provision 7: The End of the Contract

The parties will be able to end the contract using a registered mail. However, the end of the contract will be effective only three months after the registered mail.

Provision 8: Miscellaneous

The present agreement is compliant to the Belgian law.

Only the Belgian jurisdictions will be competent to know all litigation relating to the execution or to the interpretation of the present agreement.

Made in Paris on the 8 March 2000 in two copies, each of the parties acknowledges the receipt of its copy.


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DMDS -- CALL FOR FUNDS 1ST PORTION OF PRODUCTION

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
DESCRIPTION                        AMOUNT HT      UNITS          TOTAL HT
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

[*]

*CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE
 SECURITIES AND EXCHANGE COMMISSION